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                                                                    Exhibit 12.1
                           COMMUNITY FIRST BANKSHARES, INC.

CALCULATION OF EARNINGS TO FIXED CHARGES
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                                                 Nine Months Ended             Year ended December 31,
                                                   September 30,
                                                 -----------------    --------------------------------------------
                                                  1996      1995      1995      1994      1993      1992      1991
                                                  ----      ----      ----      ----      ----      ----      ----

Income before taxes & extraordinary
  item and cumulative effect of
  accounting change. . . . . . . . . . . . .   $40,457   $33,627   $47,161   $36,681   $29,030   $23,654   $18,567
Add: fixed charges . . . . . . . . . . . . .    71,371    61,630    85,426    55,229    47,271    50,870    65,512
                                               -------   -------   -------   -------   -------   -------   -------
Earnings including interest
  expense - deposits . . . . . . . . . . (a)   111,828    95,257   132,587    91,910    76,301    74,524    84,079
Less: interest expense - deposits. . . . . .   (60,074)  (51,411)  (71,780)  (46,560)  (42,873)  (47,727)  (59,883)
                                               -------   -------   -------   -------   -------   -------   -------
Earnings excluding interest
  expense - deposits . . . . . . . . . . (b)   $51,754   $43,846   $60,807   $45,350   $33,428   $26,797   $24,196
                                               -------   -------   -------   -------   -------   -------   -------
                                               -------   -------   -------   -------   -------   -------   -------

Fixed charges:
  Interest expense - deposits. . . . . . . .   $60,074   $51,411   $71,780   $46,560   $42,873   $47,727   $59,883
  Interest expense - borrowings. . . . . . .     9,450     8,314    11,111     6,908     4,398     3,143     4,639
  Interest expense on capital leases . . . .         0         0         0         0         0         0         0
  Dividends on preferred stock (gross) . . .     1,847     1,905     2,535     1,761         0         0       990
                                               -------   -------   -------   -------   -------   -------   -------
Fixed charges including interest
  expense - deposits . . . . . . . . . . (c)    71,371    61,630    85,426    55,229    47,271    50,870    65,512

Less: interest expense - deposits. . . . . .   (60,074)  (51,411)  (71,780)  (46,560)  (42,873)  (47,727)  (59,883)
                                               -------   -------   -------   -------   -------   -------   -------
Fixed charges excluding interest
  expense - deposits . . . . . . . . . . (d)   $11,297   $10,219   $13,646    $8,669    $4,398    $3,143    $5,629
                                               -------   -------   -------   -------   -------   -------   -------
                                               -------   -------   -------   -------   -------   -------   -------

Preferred dividends. . . . . . . . . . . . .    $1,208    $1,208    $1,610    $1,091        $0        $0      $655
Effective tax rate . . . . . . . . . . . . .    34.59%    36.57%    36.49%    38.04%    37.12%    36.13%    33.85%
Preferred dividends - grossed
  up (1 - tax rate). . . . . . . . . . . . .    $1,847    $1,905    $2,535    $1,761        $0        $0      $990

Earnings to combined fixed charges
  and preferred stock dividends:
  Excluding interest on deposits ((b)/(d)) .     4.58x     4.29x     4.46x     5.23x     7.60x     8.53x     4.30x
  Including interest on deposits ((a)/(c)) .     1.57x     1.55x     1.55x     1.66x     1.61x     1.46x     1.28x

CALCULATION OF FULLY DILUTED
  EARNINGS WITH REGARD TO
  CONVERTIBIEL DEBENTURES
                                                   Nine Months Ended                 Year ended December 31,
                                                     September 30,
                                                   -----------------   --------------------------------------------

                                                   1996      1995      1995      1994      1993      1992      1991
                                                   ----      ----      ----      ----      ----      ----      ----

Income before taxes. . . . . . . . . . . . .   $40,457   $33,627   $47,161   $36,681   $29,030   $23,654   $18,567
Interest expense on convertible
  debentures . . . . . . . . . . . . . . . .         0        86       137       415       126         0         0
                                               -------   -------   -------   -------   -------   -------   -------
Adjusted income before interest
  on convertible  debentures . . . . . . . .    40,457    33,713    47,298    37,096    29,156    23,654    18,567
Adjusted income tax provision. . . . . . . .    13,995    12,298    17,259    14,106    10,822     8,546     6,285
                                               -------   -------   -------   -------   -------   -------   -------
Adjusted net income. . . . . . . . . . . . .   $26,462   $21,415   $30,039   $22,990   $18,334   $15,108   $12,282
                                               -------   -------   -------   -------   -------   -------   -------
                                               -------   -------   -------   -------   -------   -------   -------

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